UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2015

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 13, 2015, ARI Network Services, Inc. (the “Company”) acquired substantially all of the assets of Direct Communications, Incorporated (“DCi”) pursuant to the terms of an Asset Purchase Agreement made and effective as of July 13, 2015 by and among the Company, DCi, the Nile Cornelison Trust, the Jeanette Cornelison Trust, Mark Toebben, et al. (the “Purchase Agreement”).  Consideration for the acquisition (the “Company Purchase Price”) includes: (1) a cash payment equal to $3,750,000; plus (2) 159,795 shares of the Company’s common stock, $0.001 par value (the “Common Stock”); plus (3) a promissory note made by the Company in favor of DCi in the aggregate principal amount of $2,000,000, subject to the set off rights of the Company as described the Purchase Agreement, and subject to adjustment in accordance with the terms of the Purchase Agreement; plus (4) the Company’s assumption of the Assumed Liabilities, as defined in Section 1.4 of the Purchase Agreement.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to the Purchase Agreement, attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01, above, is incorporated into this Item 2.03 by reference.  In conjunction with the acquisition of the assets of DCi on July 13, 2015, the Company issued a promissory note in the aggregate principal amount of $2,000,000 (the “Note”) to DCi.

The Note initially will accrue interest on the outstanding unpaid principal balance at a rate per annum equal to 4%; however, if any amount payable under the Note is not paid when due, the unpaid principal amount of the Note, and any and all accrued interest, will (in certain cases, upon declaration by the holder) become immediately due and payable.  Accrued interest on the Note will be due and payable quarterly commencing on October 12, 2015 and continuing on each 90th calendar day thereafter, until July 13, 2019, at which time all accrued interest and outstanding principal balance will be due and payable in full.  The first four payments due and payable under the Note will be interest only payments, and payments of principal and interest will not commence until the payment due on October 11, 2016.

The Note is subordinated and junior in right of payment to all indebtedness, obligations and liabilities of the Company, existing as of July 13, 2015 or thereafter incurred, to current or future Lenders (as defined in the Note).  So long as any amount remains due and payable pursuant to the Note, the Company will not incur any additional debt to future sellers (i.e., seller financing) of businesses to the Company arising from or related to any future Company business acquisition transaction unless such debt is pari passu or junior to the payment obligations owed by the Company to DCi pursuant to the Note.  The Note is unsecured.

The foregoing description of the Note is qualified in its entirety by reference to the Note attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01, above, is incorporated into this Item 3.02 by reference.  In conjunction with the acquisition of DCi’s assets on July 13, 2015, the Company issued 159,795 shares of the Common Stock as a portion of the consideration paid to DCi under the Purchase Agreement.

The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.  The recipients of these securities represented their intention to acquire the securities for investment only and not with a view towards their distribution, and appropriate legends were affixed to the share certificates.

Item 7.01.  Regulation FD Disclosure.

In connection with the closing of the Company’s acquisition of the assets of DCi as described in Item 2.01, above, the Company has prepared an Investor FAQ, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.  Other Events.

The press release issued by the Company on July 14, 2015 announcing the Company’s acquisition of the assets of DCi as described in Item 2.01, above, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a), (b)  Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b) of Form 8-K, the Company will amend this filing not later than 71 calendar days after July 17, 2015, to file the financial statements required by Rule 8-05 of Regulation S-X (17 CFR 210.8-05).

(d)	Exhibits

	Exhibit No.	Description

2.1

Asset Purchase Agreement, dated July 13, 2015, by and
among ARI Network Services, Inc., Direct Communications, Incorporated, the Nile Cornelison Trust, the Jeanette Cornelison Trust, Mark Toebben, et al.

4.1

Unsecured Non-Negotiable Subordinated Promissory Note, dated July 13, 2015, made by ARI Network Services, Inc. in favor of Direct Communications, Incorporated in the original principal amount of $2,000,000.00.

	99.1	Investor FAQ.
	99.2	Press release issued July 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2015
ARI NETWORK SERVICES, INC.

By: /s/ William A. Nurthen
William A. Nurthen Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated July 13, 2015, by and
among ARI Network Services, Inc., Direct Communications, Incorporated, the Nile Cornelison Trust, the Jeanette Cornelison Trust, Mark Toebben, et al.

4.1

Unsecured Non-Negotiable Subordinated Promissory Note, dated July 13, 2015, made by ARI Network Services, Inc. in favor of Direct Communications, Incorporated in the original principal amount of $2,000,000.00.

99.1	Investor FAQ.

99.2	Press release issued July 14, 2015.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.

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